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                             SUBSCRIPTION AGREEMENT

                  SUBSCRIPTION AGREEMENT, made as of April 17, 1998, between NEWS COMMUNICATIONS, INC., a Nevada corporation with its principal offices at 173-15 Horace Harding Expressway, Fresh Meadows, New York 11365 (the "Company", which term shall include any corporation or entity which succeeds to or generally assumes the obligations of the Company), and BERSHAD INVESTMENT GROUP, L.P., 2 Stonebridge Road, Montclair, New Jersey 07042 (the "Purchaser").

         1.       PURCHASE OF SECURITIES.

                  1.1 Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to the Purchaser and the Purchaser hereby agrees to purchase from the Company, for $200,000 (the "Purchase Price"), 20,000 shares of the Company's $10.00 Convertible Preferred Stock Series 2, par value $1.00 per share (the "Shares"), such Shares having designations, preferences and relative participating, conversion or other special rights or qualifications, limitations or restrictions as are set forth in the Certificate of Designation with respect thereto annexed hereto as EXHIBIT 1.

                  1.2 At the Closing (as hereinafter defined), the Purchaser shall initiate a wire-transfer in the amount of the Purchase Price to a bank account specified by the Company and the Company shall deliver to the Purchaser certificates representing the Shares.

                  1.3 The closing of the sale of the Shares ("Closing") shall take place at the offices of Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, at 10:00 A.M., on the second business day following the date on which






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the Certificate of Designation  with respect to the Shares has been filed in the office of the Secretary of State of Nevada.

                  1.4 Promptly after the Closing, the Company shall take such steps as are necessary to cause the shares of the Common Stock issuable upon conversion of the Shares to be listed for trading on the Nasdaq SmallCap Market, subject to notice of issuance.

         2. REPRESENTATIONS OF THE PURCHASER. The Purchaser represents and warrants as follows:

                  2.1 It recognizes that making the investment hereby involves a high degree of risk in that (i) it may not be able to liquidate its investment;
(ii) transferability of its investment may be unavailable or extremely limited; and (iii) it could sustain the loss of its entire investment.

                  2.2 It is able to bear the economic risk of this investment.

                  2.3 It is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act").

                  2.4 It has sufficient prior investment experience, including investment in non-registered securities, to evaluate the merits and risks of such an investment on its behalf. It recognizes the highly speculative nature of this investment.

                  2.5 It has been furnished by the Company during the course of this transaction with all information regarding the Company that it had requested or desired to know; that all documents that could be reasonably provided have been made available for its inspection and review including, but not

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limited to, any and all  documents  filed by the Company with the United  States
Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise; that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of its investment hereby, and any additional information that it has requested. It has made such investigation of the Company, including its business and financial condition, as it has deemed necessary for its purposes and is not relying upon any statements or information about the Company, its business, properties, financial condition and prospects except the representations and warranties set forth in this Agreement.

                  2.6 The Shares are being purchased for its own account, for investment and not for distribution or resale to others.

                  2.7 It understands that the Shares will not be registered under the Act by reason of a claimed exemption under the provisions of the Act that depends, in part, upon its investment intention. In this connection, it understands that it is the position of the SEC that the statutory basis for such exemption would not be present if its representation merely meant that its present intention was to hold the Shares for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, or for any other fixed period. It realizes that, in view of the foregoing, a purchase with an intent to resell would represent a purchase with an intent inconsistent with its representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which the exemption is not available.

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         3.       RESTRICTION ON TRANSFER.

                  3.1 Neither the Shares nor any shares of Common Stock of the Company issuable upon conversion of the Shares (collectively, the "Securities") shall be transferable, except upon the conditions specified in this Agreement, which conditions are intended, in part, to insure compliance with the provisions of the Act.

                  3.2 The Purchaser covenants and agrees that it will not sell, assign or otherwise transfer or pledge or hypothecate any of the Securities except pursuant to an effective registration statement under the Act or in a transaction that is exempt from the registration provisions of the Act. The Purchaser will cause any proposed transferee of the Securities (other than pursuant to an effective registration statement or pursuant to Rule 144 promulgated under the Act) to agree to take and hold such Securities subject to the provisions of this Article 3.

                  3.3 All certificates representing any of the Securities will bear a legend of the following or similar words:

                  The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended. These securities have been acquired for investment purposes and not with a view to distribution or resale, and may not be sold, assigned, pledged, hypothecated or otherwise transferred without an effective Registration Statement for such securities under the Securities Act of 1933, as amended, and applicable state securities laws, or an opinion of counsel satisfactory to News Communications, Inc. to the effect that registration is not required under such Act or such state securities laws.

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         4.       REPRESENTATIONS BY THE COMPANY.

                  4.1 The Company represents and warrants to the Purchaser that:

                           (a) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Nevada, and has the corporate power to conduct the business that it conducts and proposes to conduct.

                           (b) The execution, delivery and performance of this
Agreement by the Company has been duly approved by the Board of Directors of the Company. The Company knows of no pending or threatened action or proceeding seeking to prevent the Company from consummating the transactions contemplated by this Agreement.

                           (c) The Shares and the shares of Common Stock
issuable upon conversion of the Shares have been duly and validly authorized, and, when issued in accordance with the terms hereof and thereof, will be validly issued, fully paid and non-assessable.

                           (d) To the best of the knowledge of the Company, the
action entitled Jean Jee v. News Communications, Inc. and all other litigation brought against the Company or any of its subsidiaries as a defendant is without merit, fully insured against or will not result in an adverse judgment that would have a material adverse effect on the Company, except that an action entitled Tracey Robinson v. The Hill, News Communications, Inc. and Media Venture Group, Inc. instituted in September 1996 was tried to a jury and resulted in an adverse determination of liability to the Company and the other defendants in the amount of $100,000. No appeal has been taken from that finding. The plaintiff has requested an

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award of fees  and  costs in the  approximate  amount  of  $150,000,  which  the defendants are vigorously opposing.

                           (e) No warrants, options or other securities or
contracts that could lead to the issuance of Common Shares ("Derivative Securities") have been issued or entered into since November 30, 1996, except that on November 5, 1997, the Company issued to Rothschild Recovery Fund L.P. ("RRF") a five-year warrant to purchase, on or after February 28, 1998, 300,000 shares of Common Stock at an initial exercise price of $2.25 per share (subject to adjustment). The warrant was issued to RRF in connection with a Loan Agreement entered into on November 5, 1997 between Dan's Papers Inc. ("DPI"), the Company and RRF pursuant to which DPI borrowed $1,500,000 from RRF.

                           (f) No Derivative Securities have been exercised by
any holder thereof since November 30, 1996, except that an aggregate of 49,047 shares of Common Stock were issued during such period upon the conversion of an equal number of shares of the Corporation's 8% Convertible Preferred Stock.

                           (g) The Company knows of no investigation pending or
threatened by the SEC or any other regulatory or self-regulatory body concerning the Company, except that (i) the Company has been advised by the staff of the SEC that the Division of Enforcement of the staff of the SEC is considering recommending that the SEC institute enforcement actions, which could include civil penalties, against the Company for violation of Section 13(a) of the Exchange Act, and the rules thereunder arising in connection with the Company's failure to file an annual report on Form 10-KSB for the fiscal year ended November 30, 1997 and the late filing of the Company's annual report on Form 10-KSB for the fiscal year ended November 30,

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1996,  and (ii) the Company has been  advised by The Nasdaq Stock  Market,  Inc.
("Nasdaq") that the Company is not in compliance with the net tangible assets/market capitalization/net income requirement applicable to companies listed on the Nasdaq SmallCap Market, as set forth in NASD Marketplace Rule 4310(c)(2), and the requirement that listed companies file with Nasdaq copies of all reports filed or required to be filed with the SEC, as set forth in NASD Marketplace Rule 4310(c)(14), and that Nasdaq had determined to terminate the listing of the Company's Common Stock on the Nasdaq SmallCap Market. The Company has filed a written request for continued listing with Nasdaq and has been
advised  by  Nasdaq  that  the  request   will  be   considered   by  a  Listing
Qualifications Panel during the week of April 13, 1998.

                           (h) To the best of the knowledge of the Company, the
Annual Report of the Company on Form 10-K for the fiscal year ended November 30, 1996 and the quarterly reports of the Company on Form 10-Q for subsequent periods through the quarter ended September 30, 1997, were, at the time they were filed with the SEC, true and correct in all material respects. To the best of the knowledge of the Company, since November 30, 1996, there has been no material adverse change to the business or operations of the Company except as described in this Section 4.1 and except that the Company estimates that it had net losses of approximately $2,500,000 for the fiscal year ended November 30, 1997 and net losses of approximately $600,000 for the fiscal quarter ended February 28, 1998.

                  4.2 The  representations  and  warranties  of the  Company  in
Section 4.1 shall survive the Closing until the first anniversary of the Closing.

         5. USE OF PROCEEDS. The proceeds received by the Company from the sale of the Shares pursuant to this Agreement

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shall be used only to pay obligations of the Company and for general working capital.

         6. TRANSFER. The Company shall not be required to (i) transfer on its books any securities of the Company that shall have been sold or transferred in violation of any of the provisions of this Agreement or (ii) treat as owner of such securities or to accord the right to vote as such owner or to pay dividends to any transferee to whom such securities have been transferred in violation of this Agreement.

         7. AMENDMENT. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

         8. GOVERNING LAW. This Agreement shall be governed by the law of the State of New York applicable to agreements made and to be performed therein.

         9. SEVERABILITY. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         10. NOTICES. Any notices required or permitted to be given hereunder shall be sufficient if made in writing, and if delivered by hand against written receipt therefor, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery (if delivered by hand) or mailing (if mailed).

         11. WAIVER. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not

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operate, or be construed, as a waiver of any subsequent breach by that same party.

         12. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto contain the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, permitted successors and assigns.

         13. FURTHER ASSURANCES. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         14. HEADINGS. The article and section headings and subheadings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way to modify, amend or affect its provisions.

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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Agreement as of the date and year first above written.

                                        NEWS COMMUNICATIONS, INC.

                                        By: /s/ Michael Schenkler
                                           ---------------------------
                                           Michael Schenkler, President

                                        PURCHASER:

                                        BERSHAD INVESTMENT GROUP, L.P.

                                        By:/s/ David J. Bershad
                                           ---------------------------
                                           David J. Bershad,
                                           General Partner

                                        Taxpayer I.D. No. of
                                        Purchaser:

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